SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





 Date of Report (Date of earliest event reported): July 10, 1996 (July 9, 1996)





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




    Maryland                      1-9317                     04-6558834
 (State or other             (Commission file              (IRS employer
 jurisdiction of                 number)                identification no.)
 incorporation)


   400 Centre Street, Newton, Massachusetts                        02158
   (Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:  617-332-3990


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                                      - 2 -

Item 5.  Other Events.

                  At the Annual Meeting of Shareholders of Health and Retirement Properties Trust (the "Trust"), commenced on May 14, 1996 and adjourned in part until June 28, 1996, the holders of the Trust's common shares of beneficial interest, par value $.01, voted to approve an amendment to the Trust's Amended and Restated Declaration of Trust which allows the Board of Trustees of the Trust to increase or decrease the authorized number of shares of the capital stock of the Trust without further shareholder approval. Such amendment was filed with the State of Maryland Department of Assessments and Taxation on July 9, 1996 and became effective as of such date.



Item 7.  Financial Statements, Pro Forma Financial Information
           and Exhibits.


(c) Exhibits.


          3(i) Amended and Restated Declaration of Trust as amended by the amendment approved by the shareholders June 28, 1996 and filed with the Maryland Department of Assessments and Taxation on July 9, 1996.


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                                      - 3 -


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HEALTH AND RETIREMENT PROPERTIES TRUST



                                    By: /s/David J. Hegarty
                                            David J. Hegarty, President

Date: July 10, 1996